                                                                   Exhibit 10.62


NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No. 1      U.S. $250,000.00                     Original Issue Date: May 9, 2003
Holder:    Barbell Group, Inc.
           A Panama corporation
Address:   Swiss Tower, 16th Floor
           53rd E Street, Urb. Marbella
           POB 0832-00232, World Trade Center
           Panama, Rep. of Panama

                SERIES 2003A 7% CONVERTIBLE NOTE DUE JUNE 9, 2004

         THIS Note the duly authorized Note of INVISA, INC., a Nevada corporation, having a principal place of business at 4400 Independence Court, Sarasota, Florida 34234 (the "Company"), designated as its Series 2003A 7% Convertible Notes, due June 9, 2004 (the "Note"), in the principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). This Note is acquired by the Holder (as defined herein) pursuant to the terms of that certain Financing Agreement dated as of the Original Issue Date (as defined herein), between the Company and the Holder, as amended, modified or supplemented from time to time in accordance with its terms ("Financing Agreement").

         FOR VALUE RECEIVED, the Company promises to pay to the Holder or registered assigns, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), on or before June 9, 2004 (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 7% per annum, which interest shall be due and payable on the earlier of the Conversion Date (with respect to the principal amount converted) or the Maturity Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section
6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the person in whose name this Note (or one or more predecessor or successor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register"). All overdue principal, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 18% per annum from the day such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register, except that the Company may, at the Company's option and at any time, pay the principal amount due (but not the interest due) in shares of the Company's Common Stock (as defined in Section 6) calculated based upon the Conversion Price (as defined below). The Company shall provide the Holder written notice of its intention to pay amounts hereunder in cash or shares not less than five (5) Trading Days (as defined in Section 6) prior to the Maturity Date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of interest then accrued on account of the Note, such payment shall be distributed ratably among the Holders, if there is more than one Holder, based upon the aggregate principal amount of Notes held by each Holder. If the Company pays this Note wholly or partially in cash and not by issuing shares, in addition to all accrued and unpaid interest and other charges due hereunder, the Company shall pay a premium of 15% of the principal amount of this Note which is paid in cash.

         Notwithstanding anything to the contrary contained herein, the Company may not prepay any portion of this Note by issuing shares of its Common Stock unless (i) upon issuance such shares will be legally and validly issued, fully-paid, and non-assessable; and (ii) such shares are registered for resale pursuant to an effective Registration Statement (as defined in Section 6) and
(iii) such shares are listed or quoted for trading on an "Authorized Market" (as defined in Section 6). Notwithstanding anything to the contrary contained herein, the Company may not prepay any portion of this Note by issuing shares of its Common Stock if the issuance of such shares would result in a violation of
Section 4(a)(ii).

         This Note is subject to the following additional provisions:

         Section 1. The Notes are issuable in denominations of Five Thousand Dollars ($5,000.00). The Notes are exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiples of Five Thousand Dollars ($5,000) unless such amount represents the full principal balance of Notes outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

         Section 2.

                  (a) This Note may not be sold, transferred, assigned, hypothecated or divided into two or more Notes of smaller denominations, nor may any Underlying Shares be transferred, sold, assigned or hypothecated except in accordance with this Section. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Note or transferring any Underlying Shares; such notice will describe briefly the any proposed transfer and will give the Company the name, address, and tax identification number of the proposed transferee, and will further provide the Company with an opinion of the Holder's counsel that such transfer can be accomplished in accordance with federal and applicable state securities laws (unless such transaction is permitted by the plan of distribution in an effective Registration Statement). Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel.

         (i) If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Note or to dispose of Underlying Shares received upon the previous conversion of this Note, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Note or the certificates for such Underlying Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Note or Underlying Shares.

         (ii) If in the opinion of the counsel referred to in this Section 2, the proposed transfer or disposition of this Note or such Underlying Shares described in the written notice given pursuant to this Section 2 may not be effected without registration or qualification of this Note or such Underlying Shares the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law provided further that if a Registration Statement with regard to the Underlying Shares has been substantially prepared for filing the Holder shall withdraw or defer any proposed transfer, or agree to a modification of the Effective Date pursuant to the Registration Rights Agreement (as defined in Section 6).

                  (b) Prior to transfer of this Note in compliance with this
Section 2, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3. Events of Default.

                  "Event of Default" wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           (i) any default in the payment of the principal of, interest on or liquidated damages, or other obligations on conversion in respect of, this Note, free of any claim of subordination, as and when the same shall become due and payable, (whether on an Interest Payment Date, Conversion Date or the Maturity Date or by acceleration or otherwise);

                           (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, the Financing Agreement, and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been given, or the Registration Rights Agreement (as defined in Section 6), including but not limited to failure by the Company strictly to comply with the requirements of Section 2(a);

                           (iii) the Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not contested within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which is not dismissed within 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which is not discharged or stayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due;r the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                           (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture, agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                           (v) the Common Stock shall fail to be listed or authorized for quotation on an Authorized Market, or trading in an Authorized Market has been suspended without the Common Stock having been relisted or having such suspension lifted, as the case may be, within five (5) Trading Days, or the closing bid price of the Common Stock on any Trading Day shall be $1.00 or less;

                           (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 6), shall agree to sell or dispose of all or in excess of 49% of its assets (based on book value calculation as reflected in the Company's most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares);

                           (vii) an Event (as hereinafter defined) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as hereinafter defined) relating thereto (other than as a result from a failure of a Registration Statement to be declared effective by the Commission on or prior to the Effective Date (as defined in the Registration Rights Agreement)); or

                           (viii) the Company shall fail for any reason to deliver Free Trading Certificates (as defined in Section 6) to a Holder on or prior to the third (3rd) Trading Day after a Conversion Date, or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Notes in accordance with the terms hereof.

         Section 4. Conversion.

                  (a) (i) This Note shall be convertible into shares of Common Stock (subject to the limitation set forth in Section 4(a)(ii)) at the option of the Holder in whole or in part at any time and from time to time and prior to the close of business on the Maturity Date. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Note to be converted by the Conversion Price, each as subject to adjustment as provided hereunder. The Holder shall effect conversions by delivering to the Company a conversion notice in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), specifying the information on the Conversion Notice form. Each Conversion Notice shall specify the principal amount of Notes to be converted and the date on which such conversion is to be effected, which date may not be prior to the date of such Conversion Notice is deemed to have been delivered pursuant to Section 4(h) (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 4(h). Subject to Section 4(b) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Note(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Note for such principal amount as has not been converted.

                           (ii) Certain Conversion Restrictions. The Holder agrees not to convert Notes to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common

         Stock, including shares issuable upon conversion of the Notes held by such Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent the Holder determines that the restriction contained in this Section applies, the determination of which portion of the principal amount of such Notes is convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                  (b) (i) Not later than three (3) Trading Days after the Conversion Date, the Company will deliver to the Holder a Free Trading Certificate or certificates free of restrictive legends, trading restrictions or stop transfer orders representing the number of shares of the Common Stock being acquired upon the conversion of the Note(s), and (ii) a corporate check in the amount of all accrued and unpaid interest, together with all other amounts then due and payable in accordance with the terms hereof, in respect of the Note(s) tendered for conversion. The Company shall keep a register and log each conversion of the Note(s) by entering the amount of the Note(s) converted and the principal balance of the Note(s) once the conversion has taken place. There shall be no obligation on the part of the Holder to deliver the Notes with each conversion. Upon a final conversion of the Notes, or payment by the Company of all amounts due under the Notes, as the case may be, the Holder will surrender the original Notes to the Company. Nothing stated herein shall preclude the Holder from requesting from the Company Notes reflecting the principal balance thereunder which shall be provided to the Holder simultaneously upon the surrender of any Notes in the Holder's possession. The Company shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such Free Trading Certificate or certificates, are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion.

                           (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the third Trading Day after a Conversion Date, then the Company shall pay to the Holder $150 per day for each day late in delivering the certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("Liquidated Damages"). Any Liquidated Damages incurred by the Company shall be payable immediately and in cash upon demand in writing made by the Holder, or their agent, to the Company.

                           (iii) Intentionally omitted.

                           (iv) In the event a Holder shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, or notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Holder in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

                  (c) (i) The conversion price (the "Conversion Price") in effect shall be 75% of the Market Price; and the term "Market Price" means the Volume Weighted Average Price ("VWAP") as reported by Bloomberg Financial Services for the 10 trading days of the Company's common stock just prior to the date of the Notice of Conversion. If the VWAP is not available through Bloomberg for any reason, then the VWAP shall be the average of the bid prices of any market makers for the Company's Common Stock as reported on the National Quotations Systems Pink Sheets ("Pink Sheets") or as reported by the National Association of Securities Dealers Electronic Bulletin Board ("OTC Bulletin Board"), wherever such bid prices are available.

                           (ii) If the Company, at any time while any Notes are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) If the Company, at any time while any Notes are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Notes) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Conversion Price, the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price.

Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                  (iv) If the Company, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Note is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued but shall be issued to the Holder on the same basis as the other holders of Common Stock or Common Stock Equivalents.

                  (v) If the Company, at any time while Notes are outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Notes) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which the Note(s) shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Notes then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser.

In either case the adjustments shall be described in a statement provided to the holders of Notes of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                  (vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Note shall have the right thereafter to, at its option, convert the then outstanding principal amount only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Notes shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount could have been converted immediately prior to such reclassification or share exchange would have been entitled. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 4(c)(vi) upon any conversion following such event. This provision shall similarly apply to successive reclassifications or share exchanges.

                  (vii) If:

                           A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                           C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                           E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be mailed to the Holders of Notes at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Notes during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

                  (viii) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (ix) Whenever the Conversion Price is adjusted pursuant to
Section 4(c)(i) - (v), the Company shall promptly mail to each Holder of Notes, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (x) Notwithstanding anything to the contrary herein, in no event shall the Conversion Price be adjusted for (i) issuances of shares upon exercise of any warrants, options or convertible securities outstanding as of the date hereof; (ii) issuances of shares upon conversion of any Notes; (iii) issuances of options (or shares upon the exercise thereof), stock bonuses, or shares pursuant to the Company's employee stock incentive plan, and (iv) issuances of shares in a private placement of the Company's common stock which is not offered to all shareholders and not subject to registration rights prior to the Maturity Date of this Note.

                  (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the Holders of majority in interest of the Notes shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Notes may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Notes and payment of interest on the Notes, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Financing Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Notes and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement has been declared effective under the Securities Act, freely tradeable.

                  (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (g) The issuance of certificates for shares of the Common Stock on conversion of the Notes shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Notes hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 4400 Independence Court, Sarasota, Florida 34234 (facsimile number 941-355-9373), attention Stephen Michael, President, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or
         (v) upon actual receipt by the party to whom such notice is required to be given.

         Section 5. Prepayment.

                  (a) The Company shall have the right to prepay up to fifty (50%) of the principal balance of this Note and all accrued but unpaid interest thereon prior to the Maturity Date in cash provided that the Company shall pay the Holder a premium of 15% of the principal balance prepaid, along with any and all accrued interest and other charges due under this Note. The Company shall have the right to prepay up to one hundred (100%) of the principal balance of this Note and all accrued but unpaid interest thereon prior to the Maturity Date in cash provided that (i) the Company shall pay the Holder a premium of 15% of the principal balance prepaid, along with any and all accrued interest and other charges due under this Note and (ii) the Underlying Shares of Common Stock issuable upon conversion of this Note
         (x) are registered for resale pursuant to an effective Registration Statement (as defined in Section 6), and (y) are listed or quoted for trading on an "Authorized Market" (as defined in Section 6). The Company may prepay this Note in Common Stock as provided in the second main paragraph of this Note and subject to the conditions set forth there.

                  (b) (i) The Company shall give at least five (5) business days, but not more than ten (10) business days, written notice of any intention to prepay this Note prior to the Maturity Date to the Holder which notice shall specify the "Prepayment Date".

                           (ii) With respect to any Note for which a Notice of Conversion is submitted to the Company prior to the Prepayment Date, the Notice of Conversion shall take precedence and such Note shall be converted in accordance with the terms hereof. Furthermore, in the event such prepayment is not timely made, the Notice of Prepayment shall be null and void, and any rights of the Company to thereafter prepay this Note shall be subject to the deposit of the amount to be paid in escrow, with an attorney designated by the Holder, not later than two business days after delivery of any Notice.

         Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Authorized Market" means the Pink Sheets, OTC Bulletin Board, the Nasdaq SmallCap Stock Market ("NASDAQ"), the American Stock Exchange, Nasdaq National Market or The New York Stock Exchange.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Change of Control Transaction" means the occurrence of any of
         (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 49% of the voting securities of the Company coupled with a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 40% of such securities following such transaction. The execution by the Company of an agreement to which the Company is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.

                  "Common Stock" means the Company's common stock, no par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Free Trading Certificates" shall mean certificates representing shares of Common Stock which are eligible for sale pursuant to an effective Registration Statement.

                  "Holder or Holders" shall mean the initial Holder of this Note and any subsequent Holder or Holders by transfer or succession. As used in this Note, "Holder" may refer to one or more "Holders" depending on the context.

                  "Original Issue Date" shall mean the date of the first issuance of any Notes regardless of the number of transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated May 7, 2003, between the Company and the initial Holder of the Note.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the NASDAQ, or (b) if the Common Stock is not listed on the NASDAQ, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Underlying Shares" means the number of shares of Common Stock into which the Notes are convertible and any shares of Common Stock issuable in payment of interest as provided under and in accordance with the terms hereof and the Financing Agreement.

         Section 7. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

         Section 8. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof. As long as there are Notes outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders,
(i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; or (ii) repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Related Agreements (as defined in the Purchase Agreement).

         Section 9. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 10. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note

         Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

         Section 12. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

         Section 14. Security The obligation of the Company for payment of principal, interest and all other sums hereunder, in the event of a default and failure of the Company to perform hereunder, is secured solely by the pledge of certain shares of the Company's Common Stock owned beneficially and of record by the Persons specified on Schedule A hereto, (the "Collateral Shares") under the terms and conditions of a Stock Pledge Agreement, by reference made a part of the terms of this Note. The security interest of the Holder as to the Collateral Shares is perfected by the delivery of the Collateral Shares to any one of the persons set forth on Schedule A or their duly appointed counsel as pursuant to the terms of the Pledge Agreement.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

                                          INVISA, INC.



                                          By: /s/ Stephen A. Michael, President
                                              ----------------------------------
                                              Stephen A. Michael, President
Attest:

By: /s/ William Dolan, as Secretary
    -------------------------------
    William Dolan, Secretary

                                    EXHIBIT A

                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert Note No. [   ] into shares of Common
Stock, no par value (the "Common Stock"), of INVISA, INC. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith, and such transfer may only be accomplished to the extent permitted in Section 2 of this Note. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:                   _________

Date to Effect Conversion:                      _______________________________

Principal Amount of Notes to be Converted:      _______________________________

Number of shares of Common Stock to be Issued:  _______________________________

         Applicable Conversion Price:           _______________________________

         Shares to be Issued in Name of:        _______________________________

         Shares to be Delivered to:             _______________________________

                                                _______________________________

                                                _______________________________

                                                Signature _____________________

                                                Name __________________________

                                                Address _______________________

                                   SCHEDULE A

                                COLLATERAL SHARES



Name                        Date Issued    Certificate Number   Number of Shares
--------------------------------------------------------------------------------

Spencer Charles Duffey
Irrevocable Trust              2-9-00             3432               87,500

Elizabeth Rosemary Duffey
Irrevocable Trust              2-9-00             3430               87,500

Stephen A. Michael             2-9-00             3434              175,000